Exhibit 99.2

PBF Energy Announce the Retirement of Robert Lavinia

PARSIPPANY, NJ – November 29, 2022 – PBF Energy Inc. (NYSE: PBF) today announced that independent director, Robert Lavinia, has announced his retirement from the Board of Directors effective December 31, 2022.

Tom Nimbley, PBF Energy’s Chairman and CEO, said, “Bob has provided invaluable counsel to the management team, and on behalf of the Board of Directors and management, I would like to thank him for his outstanding service and contributions as a director and wish him well in his retirement.”

About PBF Energy
PBF Energy Inc. (NYSE: PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

Forward-looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements and the like are considered “forward-looking statements” (as that term is defined under the federal securities laws). These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond PBF Energy’s control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in PBF Energy’s filings with the SEC. All forward-looking statements speak only as of the date hereof. PBF Energy does not undertake any obligation to revise or update any forward-looking statements except as may be required by applicable law.

###
Contacts:
Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994